Exhibit 99.3
CONSENT OF J.P. MORGAN SECURITIES INC.
The Board of Directors
FoxHollow Technologies, Inc.
900 Chesapeake Drive
Redwood City, CA 94063
     We hereby consent to the inclusion of our opinion letter dated July 20, 2007 to the Board of Directors of FoxHollow Technologies, Inc. (the “Company”) included as Annex E to, and to the references thereto under the caption “The Merger—Opinions of Financial Advisors to FoxHollow” in, the joint proxy statement/prospectus relating to the proposed merger transaction involving ev3 Inc. and the Company, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of ev3 Inc. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ J.P. MORGAN SECURITIES INC.
J.P. MORGAN SECURITIES INC.

New York, New York
August 17, 2007